UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 3, 2017
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note.
On May 5, 2017, The Hershey Company (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) disclosing, among other things, the voting results from its 2017 Annual Meeting of Stockholders held on May 3, 2017. This Amendment No. 1 to the Form 8-K is being filed to include disclosures regarding the decision of the Company’s Board of Directors (the “Board”) with respect to the frequency of future advisory votes on named executive officer compensation.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At the Company’s 2017 Annual Meeting of Stockholders, holders of the Company's Common Stock and Class B Common Stock, voting together without regard to class, indicated a preference to hold future advisory votes on named executive officer compensation every year.
On June 21, 2017, the Board approved holding future advisory votes on named executive officer compensation on an annual basis until the next stockholder vote on the frequency of future advisory votes on named executive officer compensation.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERSHEY COMPANY

Date: June 22, 2017	By: /s/ Leslie M. Turner
Leslie M. Turner Senior Vice President, General Counsel and Corporate Secretary